Exhibit 4.2

EXECUTION VERSION

ABBVIE INC.

SUPPLEMENTAL INDENTURE NO. 6

€750,000,000 0.750% Senior Notes due 2027

€650,000,000 1.250% Senior Notes due 2031

THIS SUPPLEMENTAL INDENTURE NO. 6, dated as of September 26, 2019 (the “Supplemental Indenture”), among ABBVIE INC., a Delaware corporation (the “Company”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), ELAVON FINANCIAL SERVICES DAC, U.K. Branch, as paying agent (the “Paying Agent”), and U.S. BANK NATIONAL ASSOCIATION, as transfer agent and registrar (the “Transfer Agent” and/or “Security Registrar”).

RECITALS OF THE COMPANY:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 8, 2012 (as it may be supplemented or amended from time to time, the “Indenture”), providing for the issuance from time to time of one or more series of Securities (as defined in the Indenture);

WHEREAS, the Company has duly determined to appoint the Paying Agent as the paying agent and the Transfer Agent and Security Registrar as the transfer agent and registrar, each under the Agency Agreement, dated as of the date hereof (“Agency Agreement”), and the Paying Agent and the Transfer Agent and Security Registrar are willing to accept such appointment with respect to the Notes;

WHEREAS, Article Nine of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

WHEREAS, Section 9.1(7) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders (as defined in the Indenture) of the Securities of each such series as follows:

Article I

RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1            Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2            Relation to Agency Agreement. The terms of this Supplemental Indenture are subject to the terms of the Agency Agreement which shall be deemed incorporated herein. In the event of an inconsistency between the terms of the Indenture, this Supplemental Indenture and the Agency Agreement, the terms of the Agency Agreement shall prevail, except that the rights, benefits, protections, indemnities and immunities of the Trustee shall be governed by the Indenture and this Supplemental Indenture.

Section 1.3            Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“2027 Notes” means the 0.750% Senior Notes due 2027.

“2031 Notes” means the 1.250% Senior Notes due 2031.

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Clearstream, Luxembourg” means Clearstream Banking S.A.

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, Luxembourg, which initially shall be Elavon Financial Services DAC.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Bank, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the maturity of the notes, or if the Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Bank.

“Corporate Trust Office of the Paying Agent” means, initially, the office of Elavon Financial Services DAC, U.K. Branch located at 125 Old Broad Street, London, EC2N 1AR, United Kingdom.

“Corporate Trust Office of the Registrar and Transfer Agent” means, initially, the office of U.S. Bank National Association located at 190 South LaSalle Street, 10th Floor Chicago, IL 60603.

“Definitive Note” means a certificated Note that does not include the Global Notes Legend and in a customary form agreed by the Company, the Trustee and the Paying Agent and security printed in accordance with any applicable legal and stock exchange requirements.

“euro” or “€” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank SA/NV.

“Global Notes Legend” means the legend set forth in Exhibits A1 through A3 to this Supplemental Indenture.

“Independent Investment Bank” means an independent investment bank selected by the Company.

“Notes” means the 2027 Notes and the 2031 Notes.

“Par Call Date” means (i) with respect to the 2027 Notes, August 18, 2027 (three months prior to the maturity date of the 2027 Notes) and (ii) with respect to the 2031 Notes, August 18, 2031 (three months prior to the maturity date of the 2031 Notes).

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

Section 1.4           Amendment to Section 4.1 of the Indenture. Solely as it relates to the Notes, Section 4.1 of the Indenture shall be amended by replacing subsection (1)(B) with the following:

(B)          all Securities of such series not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)          if redeemable at the Company’s option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities of such series to the date of such deposit (in the case of Securities which have become due and payable), or to their Stated Maturity or the Redemption Date, as the case may be (provided that in connection with any discharge relating to any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date), together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at Maturity or the Redemption Date, as the case may be;

Section 1.5            Amendment to Section 5.1 of the Indenture.

(a)           Solely as it relates to the Notes, Section 5.1 of the Indenture shall be amended by replacing subsection (4) with the following:

(4)	default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after the giving of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder (provided that such notice may not be given with respect to any action taken, and reported publicly or to Holders of the Securities, more than two years prior to such notice);

(b)          Solely as it relates to the Notes, Section 5.1 of the Indenture shall be amended by adding the following paragraph at the end of Section 5.1:

Any time period in this Indenture to cure any actual or alleged default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Section 1.6            Amendment to Section 13.4 of the Indenture.

(a)           Solely as it relates to the Notes, Section 13.4 of the Indenture shall be amended by replacing subsections (5) and (6) with the following:

(5)	In the case of an election under Section 13.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(6)	In the case of an election under Section 13.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(b)          Solely with respect to the Notes, the term “U.S. Government Obligations,” defined in Section 13.4 of the Indenture, shall be deleted and replaced with the following: “euro denominated securities that are direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union as of the Issue Date (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such government is pledged; provided that such member state has a long-term government debt rating of “A1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency.”

Section 1.7            Rules of Construction. For all purposes of this Supplemental Indenture:

(a)           capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)           all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c)           the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d)           in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

Section 1.8           References. References to the Security Register in the Indenture will be deemed to refer to the register of Holders of the Notes as prescribed by this Supplemental Indenture, and the provisions of the Notes and references to the Security Registrar in the Indenture will be deemed to refer to the Registrar as defined in the Agency Agreement and the Notes.

Article II

THE SECURITIES

Section 2.1            Title of the Notes. There shall be (i) a series of Securities designated the 0.750% Senior Notes due 2027 and (ii) a series of Securities designated the 1.250% Senior Notes due 2031.

Section 2.2            Initial Principal Amount. The 0.750% Senior Notes due 2027 will be initially issued in an aggregate principal amount of €750,000,000 and the 1.250% Senior Notes due 2031 will be initially issued in an aggregate principal amount of €650,000,000.

Section 2.3            Interest. Interest on each series of Notes will be payable in arrears on November 18 of each year, beginning on November 18, 2019, to the persons in whose names the Notes are registered at the close of business on the date that is (i) in the case of Notes represented by a Global Note, the clearing system business day (which, for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euro) immediately prior to the relevant interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date (whether or not a Business Day) (such day, the “Record Date”). Interest on the Notes shall be determined on the basis of the actual number of days in the period for which interest is being calculated, and including the last date on which interest was paid or duly provided for on the Notes (or from September 26, 2019, if no interest has been paid on the Notes), but excluding the next following interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Section 2.4            Issuance in Euro. Initial Holders will be required to pay for the Notes in euro, and all payments of principal of, and premium, if any, and interest on, the Notes, including payments made upon redemption of the Notes, shall be payable in euro. If the Company is unable to obtain euro in amounts sufficient to make a required payment under the Notes due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions or within the international banking community, then all payments in respect of the Notes shall be made in U.S. Dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro shall be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date, or in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. Dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in U.S. Dollar shall not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.5            Form and Dating.

(a)           General. The Notes shall initially be issued in the form of one or more global notes in fully registered, book-entry form (“Global Securities”), duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Common Depositary and shall be registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as common depositary for Euroclear and Clearstream, Luxembourg. The Notes shall be in substantially the forms of Exhibits A1, A2, and A3, attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in fully registered form only in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes of each series and any additional Notes of such series subsequently issued under the Indenture will be treated as a single series or class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions, provided that if any such additional Notes are not fungible with the existing Notes for Federal income tax purposes, such additional Notes will have a separate CUSIP number.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b)           Book-Entry Provisions. This Section 2.5(b) shall apply only to a Global Note deposited with the Common Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.5(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of USB Nominees (UK) Limited, as nominee of the Common Depositary for such Global Note or Global Notes and (b) shall be delivered by the Trustee to such Common Depositary.

(c)           Payment. The Company will make payments on the Notes in euro at the office of the Trustee (in the limited circumstances specified in the Indenture), the Paying Agent or any paying agent the Company designates (which paying agent may include the Company). At its option, the Company may make payments of interest by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the security register; or (ii) wire transfer as directed by the Holder of any Note, in immediately available funds to an account maintained by the Common Depositary or its nominee with respect to a Global Note, and to the Holder of any Note or its nominee with respect to a Definitive Note; provided further that in the case of a Definitive Note (x) the Holder thereof shall have provided written wiring instructions to the Paying Agent on or before the related Record Date and (y) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check mailed to the address of such Holder specified in the Security Register. The Company will make interest payments to the Holder in whose name the Note is registered at the close of business on the Record Date for the interest payment.

Payment of principal in respect of the Notes and payment of accrued interest payable on redemption of the Notes (other than on an interest payment date) will be made to the Persons shown in the Security Register at the close of business on the Record Date, subject to surrender (or in the case of partial payment only, endorsement) of the relevant note, at the specified office of the Paying Agent. Payments of interest due on any interest payment date will be made to the Persons shown in the Security Register at close of business on the Record Date. Payments of all other amounts will be made as provided in the Indenture.

If the principal of or any premium or interest on the Notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment.

For these purposes “Payment Business Day” means any day that is:

a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in, in the case of Definitive Notes only, the relevant place of presentation;

b)	a day on which the TARGET 2 System is open, and

c)	in the case of any payment in respect of a Global Note, a day on which Euroclear and/or Clearstream, Luxembourg, as the case may be, settle(s) payments in euro.

For these purposes “TARGET 2 System” means the Trans-European Automatic Real- Time Gross Settlement Express Transfer (TARGET 2) System.

All payments of any amounts paid to or the order of USB Nominees (UK) Limited as nominee for the Common Depositary for Euroclear and Clearstream, Luxembourg shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability of the Company for the moneys payable on the Notes.

The Company has designated the Paying Agent as its paying agent for payments on Notes. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

The Trustee or Paying Agent, as applicable, will repay to the Company on the Company’s written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to the Company, Holders entitled to those funds must look only to it for payment.

(d)           Definitive Notes. Except as provided in this Section 2.5, owners of a beneficial interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Definitive Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Section 2.6            Transfer and Exchange.

(a)          Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)           to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)         shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(B)          are accompanied by the following additional information and documents, as applicable:

(x)         if such Definitive Notes are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or

(y)        if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form satisfactory to the Trustee).

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirement set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Common Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to this Section 2.6, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

(c)           Exchange of Global Notes for Definitive Notes. A Global Note shall be exchanged by the Company for Definitive Notes only if:

(i)            an Event of Default has occurred and is continuing; or

(ii)           either Euroclear or Clearsteam, Luxembourg is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

(iii)          the Company would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the Notes in definitive form and a certificate to such effect signed by an authorized signatory of the Company is given to the Trustee.

In the case of (i) or (ii) above, the Holder of a Global Note (acting on behalf of one or more of the accountholders) or the Trustee may give notice to the Company and, in the case of (iii) above, the Company may give notice to the Trustee and the Holders of Notes, of its intention to exchange a Global Note for Definitive Notes on or after the Exchange Date (as defined below).

On or after the Exchange Date the Holder of the Global Note may, or in the case of (iii) above, shall surrender it to or to the order of the Paying Agent. In exchange for the Global Note, the Company shall deliver, or procure the delivery of, an equal aggregate principal amount of Definitive Notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the Global Note, the Company will procure that it is cancelled and, if the Holder so requests, returned to the Holder together with any relevant Definitive Notes.

For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the Paying Agent is located and, except in the case of exchange pursuant to (ii) above, in the place in which Euroclear and Clearstream, Luxembourg are located.

In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Holder of the relevant Global Notes.

Neither the Company nor the Trustee will be liable for any delay by the Holder of the relevant Global Notes in identifying the Holders of beneficial interests in the Global Notes, and each such Person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream, Luxembourg for all purposes (including with respect to the registration and delivery and the respective principal amounts, of the Definitive Notes to be issued).

(d)          Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Company’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company or the Security Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 9.6 or 11.7 of the Indenture).

(e)           Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(f)           The Company hereby appoints the Security Registrar as Security Registrar for the Notes. Neither the Company nor the Security Registrar shall be required to register the transfer of or exchange Notes of any series (i) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that series selected for redemption under Section 11.3 of the Indenture and ending at the close of business on the day of such mailing, or (ii) so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(g)          All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same Debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h)          No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, the Common Depositary or any other Person with respect to the accuracy of the records of the Common Depositary or its nominee, with respect to any ownership interest in the Notes or with respect to the delivery to any beneficial owner or other Person (other than the Common Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the Holders (which shall be the Common Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Common Depositary subject to the applicable rules and procedures of the Common Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Common Depositary with respect to any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Article III

TRUSTEE AND PAYING AGENT

Section 3.1            Appointments. The Paying Agent for the Notes shall initially be Elavon Financial Services DAC, U.K. Branch. The Company hereby initially designates the Corporate Trust Office of the Paying Agent as the office to be maintained by it where Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes or the Indenture may be served. The Security Registrar and Transfer Agent for the Notes shall initially be U.S. Bank National Association and the Company hereby initially designates the Corporate Trust Office of the Security Registrar and Transfer Agent as the office to be maintained by it where Notes may be presented for registration of transfer or exchange. The Company reserves the right at any time to vary or terminate the appointment of the Paying Agent or Security Registrar, to appoint additional or other paying agents or another security registrar and to approve any change in the office through which any paying agent or security registrar acts. In furtherance of such appointment, the Trustee is hereby authorized and directed to execute and deliver the Agency Agreement. The Trustee shall not be liable for any act or omission of the Paying Agent, Security Registrar, Transfer Agent, Common Depositary, Euroclear or Clearstream, Luxembourg. In considering the interests of Holders of the Notes while any relevant Global Notes are held on behalf of Euroclear and Clearstream, Luxembourg, the Trustee may have regard to any information provided to it by such clearing systems as to the identity (either individually or by category) of their accountholders and may consider such interests as if such accountholders were Holders of the relevant Global Notes and interests therein.

Article IV

REDEMPTION

Section 4.1            Optional Redemption.

(a)           At any time prior to the Par Call Date applicable to a series of Notes, the Company may redeem some or all of the Notes of such series, in each case at the Company’s option, at a redemption price equal to the greater of:

(i)            100% of the principal amount of the Notes of that series to be redeemed; and

(ii)           the sum of the present values of the remaining scheduled payments (through the Par Call Date with respect to such Notes assuming for such purpose that such Notes matured on the applicable Par Call Date) of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined herein) plus 25 basis points for the 2027 Notes and 30 basis points for the 2031 Notes.

In each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

(b)           In addition, at any time on or after the Par Call Date applicable to a series of Notes, the Company may redeem some or all of the Notes of such series, in each case at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

(c)           Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date (i) in the case of Notes represented by a Global Note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the Notes, or (ii) in the case of Definitive Notes, to each Holder of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the series and amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date. If fewer than all of the Notes of a series are to be redeemed at any time (i) in the case of Notes represented by a Global Note, the Notes will be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), or (ii) in the case of Definitive Notes, the Trustee will select, not more than 45 days prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously redeemed by random lot.

Section 4.2            Redemption for Tax Reasons. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendment to, an official position or judicial precedent regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Company becomes or, based upon a written opinion of independent counsel selected by it, will become obligated to pay additional amounts (as described in Article V hereunder) with respect to a series of Notes, then the Company may at any time at its option redeem, in whole, but not in part, the Notes of such series on not less than 30 nor more than 60 days’ prior notice, (i) in the case of Notes represented by a Global Note, to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in the Notes to be so redeemed, or (ii) in the case of Definitive Notes, to each Holder of the Notes to be redeemed at its registered address, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date.

Article V

PAYMENT OF ADDITIONAL AMOUNTS

Section 5.1            General. The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on each series of the Notes such additional amounts (the “Additional Amounts”) as are necessary in order that the net amount of the principal of, and premium, if any, and interest on such Notes received by a beneficial owner who is not a U.S. person (as defined below), after withholding or deduction for any future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(a)           to any tax, assessment or other governmental charge that would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i)            being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(ii)           having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(iii)          being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(iv)          being or having been a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(v)           being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(b)           to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c)           to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or beneficial owner or any other Person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(d)          to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(e)           to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(f)           to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(g)          to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(h)          to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(i)            to any tax, assessment or other governmental charge that would not have been imposed or withheld but for the beneficial owner being a bank (i) purchasing the Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

(j)            to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or

(k)           in the case of any combination of items (a) through (j).

Section 5.2           No Other Requirements. The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Article V, the Company shall not be required to make any payment for any tax, duty, assessment or governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Section 5.3           Definition. As used in this Article V, the term ‘‘United States’’ means the United States of America, the states of the United States, and the District of Columbia, and the term ‘‘U.S. person’’ means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Article VI

MISCELLANEOUS PROVISIONS

Section 6.1           Ratification. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 6.2           Counterparts. This Supplemental Indenture may be executed in any number of counterparts and the signatories of all parties need not appear on the same counterpart. Each counterpart, when executed and delivered, shall be deemed an original, but all such counterparts when taken together shall constitute a single instrument. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

Section 6.3          Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.4           Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 6.5           The Trustee. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Securities.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 6 to be duly executed as of the day and year first above written.

ABBVIE INC.

By:	/s/ Tabetha A. Skarbek
Name: Tabetha A. Skarbek Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia Title: Vice President

ELAVON FINANCIAL SERVICES DAC, U.K. Branch, as Paying Agent

By:	/s/ David Harnett
Name: David Harnett Title: Authorised Signatory

By:	/s/ Michael Leong
Name: Michael Leong Title: Authorised Signatory

US BANK NATIONAL ASSOCIATION, as Transfer Agent and Registrar

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia Title: Vice President

[Signature Page to Supplemental Indenture No. 6]

EXHIBIT A1 – Form of 0.750% Senior Notes due 2027

ABBVIE INC.

0.750% Senior Notes due 2027

No. [001]	€750,000,000

CUSIP: U0029Q AK2

ISIN: XS2055646918

COMMON CODE: 205564691

This Security is a Security in a global form within the meaning of the Indenture hereinafter referred to and is registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as common depositary (the “Common Depositary”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”), unless and until this Security is exchanged in whole or in part for Securities in definitive, certificated form, this Security may not be transferred except as a whole by the Common Depositary to a nominee thereof or by a nominee thereof to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or a nominee of the Common Depositary to a successor Common Depositary or a nominee of such successor Common Depositary. This global Security is exchangeable for Securities registered in the name of a Person other than the nominee of the Common Depositary only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole as described above) may be registered except in such limited circumstances.

A-1-1

ABBVIE INC.

ABBVIE INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture and Supplemental Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as common depositary (the “Common Depositary”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”), or registered assigns, the principal sum of Seven Hundred Fifty Million Euro (€750,000,000), or such other principal sum as may be indicated on the Schedule of Exchanges attached hereto, on November 18, 2027 and to pay interest thereon from September 26, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on November 18 in each year, commencing November 18, 2019, at the rate of 0.750% per annum, until the principal hereof is paid or made available for payment.

Interest on the Notes shall be determined on the basis of the actual number of days in the period for which interest is being calculated, and including the last date on which interest was paid or duly provided for on the Notes (or September 26, 2019, if no interest has been paid on the Notes) to but excluding the next following Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association.)

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the date that is the clearing system business day (which for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euro) immediately prior to the relevant interest payment date (such day, the “Record Date”). For purposes of this Note, “Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

Payments of principal of, and premium, if any, and interest on, this Note, including payments made upon any redemption of this Note, shall be made by wire transfer of immediately available funds in euro. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note shall be made in U.S. Dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro shall be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date, or in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. Dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of this Note so made in U.S. Dollars shall not constitute an Event of Default under this Note or the Indenture. Neither the Trustee nor the Paying Agent (as defined below) shall have any responsibility for any calculation or conversion in connection with the foregoing.

A-1-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-1-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 26, 2019

ABBVIE INC.

By:
Name: Tabetha A. Skarbek
Title: Vice President and Treasurer

A-1-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Dated: September 26, 2019

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

A-1-5

[FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 8, 2012, as it may be supplemented or amended from time to time (herein called the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and Supplemental Indenture No. 6, dated as of September 26, 2019 (herein called the “Supplemental Indenture”), among the Company, the Trustee, Elavon Financial Services DAC, U.K. Branch (the “Paying Agent”) and U.S. Bank National Association, as transfer agent and registrar (the “Transfer Agent” and “Security Registrar”) (the “Supplemental Indenture No. 6”, and together with the Base Indenture, the “Indenture”) to which Indenture and all supplemental indentures thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, in an initial aggregate principal amount of €750,000,000.

At any time prior to the Par Call Date, the Company may redeem some or all of the Securities of this series, in each case at the Company’s option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Securities of this series to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose that such Securities matured on the Par Call Date) of principal and interest on the Securities of this series to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 25 basis points, plus, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

In addition, at any time on or after the Par Call Date, the Company may redeem some or all of the Securities of this series, in each case at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities of such series to be redeemed, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

If the Company has given notice as provided in the Indenture and funds for the redemption of any Securities of this series called for redemption have been made available on the Redemption Date in accordance with the Indenture, such Securities will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the Holders of such Securities will be to receive payment of the redemption price.

The Company will give notice of any optional redemption to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in this Security, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Date, redemption price, the principal amount of the Securities of this series to be redeemed and the place or places that payment will be made upon surrender of the Securities of this series to be redeemed.

A-1-6

The Company will notify the Trustee at least 45 days prior to the Redemption Date fixed by the Company (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Securities of this series to be redeemed and their relevant Redemption Date. If less than all of the Securities of this series are to be redeemed at any time, the Securities will be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion).

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Clearstream, Luxembourg” means Clearstream Banking S.A.

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, Luxembourg, which initially shall be Elavon Financial Services DAC.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Bank, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the maturity of the notes, or if the Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Bank.

“Corporate Trust Office of the Paying Agent” means, initially, the office of Elavon Financial Services DAC, U.K. Branch located at 125 Old Broad Street, London, EC2N 1AR, United Kingdom.

“Definitive Note” means a certificated Note that does not include the Global Notes Legend.

“euro” or “€” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank SA/NV.

“Global Notes Legend” means the legend set forth in Exhibits A1 through A3 to this Supplemental Indenture.

A-1-7

“Independent Investment Bank” means an independent investment bank selected by the Company.

“Notes” means the 2027 Notes and the 2031 Notes.

“Par Call Date” means August 18, 2027 (three months prior to the maturity date of the 2027 Notes).

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

The Securities of this series do not provide for a sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein. Sections 13.2 and 13.3 of the Indenture apply to the Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture or Supplemental Indenture and no provision of this Security or of the Indenture or Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

A-1-8

The Securities of this series are issuable in fully registered form only in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company or the Security Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 9.6 or 11.7 of the Indenture).

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee will treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payments and for all other purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture and Supplemental Indenture shall have the meanings assigned to them in the Indenture and Supplemental Indenture.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of USB Nominees (UK) Limited, as nominee of the Common Depositary for Euroclear and Clearstream, Luxembourg. This Security is exchangeable for Securities registered in the name of a person other than the nominee of the Common Depositary only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depository or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or a nominee of the Common Depositary to a successor Common Depositary or a nominee of such successor Common Depositary.

*	*	*

A-1-9

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

This Certificate relates to €___________ principal amount of Securities held in (check applicable space) ___ book-entry or ___ definitive form by ____________________ ____________________________ (the “Transferor”).

The Transferor (check one box below):

[_]	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the global Security held by the Common Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such global Security (or the portion thereof indicated above); or

[_]	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

[INSERT NAME OF TRANSFEROR]

Dated:

By:

A-1-10

SCHEDULE OF EXCHANGES

The following exchanges, redemptions or purchases of a part of this Book-Entry Security have been made:

Date of Exchange/ Redemption/ Repurchase	Amount of decrease in Principal Amount of this Book-Entry Security	Amount of increase in Principal Amount of this Book-Entry Security	Principal Amount of this Book-Entry Security following such decrease (or increase)	Signature of authorized signatory of Trustee

A-1-11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _______________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

By:
Name:
Title:

Sign exactly as your name appears on the other side of this Security.

A-1-12

EXHIBIT A2 – Form of 1.250% Senior Notes due 2031

ABBVIE INC.

1.250% Senior Notes due 2031

No. [001]	€650,000,000

CUSIP: U0029Q AJ5

ISIN: XS2055647213

COMMON CODE: 205564721

This Security is a Security in a global form within the meaning of the Indenture hereinafter referred to and is registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as common depositary (the “Common Depositary”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”), unless and until this Security is exchanged in whole or in part for Securities in definitive, certificated form, this Security may not be transferred except as a whole by the Common Depositary to a nominee thereof or by a nominee thereof to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or a nominee of the Common Depositary to a successor Common Depositary or a nominee of such successor Common Depositary. This global Security is exchangeable for Securities registered in the name of a Person other than the nominee of the Common Depositary only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole as described above) may be registered except in such limited circumstances.

A-2-1

ABBVIE INC.

ABBVIE INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture and Supplemental Indenture hereinafter referred to), for value received, hereby promises to pay to USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as common depositary (the “Common Depositary”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”), or registered assigns, the principal sum of Six Hundred Fifty Million Euro (€650,000,000), or such other principal sum as may be indicated on the Schedule of Exchanges attached hereto, on November 18, 2031 and to pay interest thereon from September 26, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on November 18, in each year, commencing November 18, 2019, at the rate of 1.250% per annum, until the principal hereof is paid or made available for payment.

Interest on the Notes shall be determined on the basis of the actual number of days in the period for which interest is being calculated, and including the last date on which interest was paid or duly provided for on the Notes (or September 26, 2019, if no interest has been paid on the Notes) to but excluding the next following Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Market Association.)

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the date that is the clearing system business day (which for these purposes, is a day on which Euroclear and Clearstream, Luxembourg settle payments in euro) immediately prior to the relevant interest payment date (such day, the “Record Date”). For purposes of this Note, “Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

Payments of principal of, and premium, if any, and interest on, this Note, including payments made upon any redemption of this Note, shall be made by wire transfer of immediately available funds in euro. If the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note shall be made in U.S. Dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro shall be converted into U.S. Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date, or in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. Dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of this Note so made in U.S. Dollars shall not constitute an Event of Default under this Note or the Indenture. Neither the Trustee nor the Paying Agent (as defined below) shall have any responsibility for any calculation or conversion in connection with the foregoing.

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Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: September 26, 2019

ABBVIE INC.

By:
Name: Tabetha A. Skarbek
Title: Vice President and Treasurer

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

Dated: September 26, 2019

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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[FORM OF REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 8, 2012, as it may be supplemented or amended from time to time (herein called the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and Supplemental Indenture No. 6, dated as of September 26, 2019 (herein called the “Supplemental Indenture”), among the Company, the Trustee, Elavon Financial Services DAC, U.K. Branch (the “Paying Agent”) and U.S. Bank National Association, as transfer agent and registrar (the “Transfer Agent” and “Security Registrar”) (the “Supplemental Indenture No. 6”, and together with the Base Indenture, the “Indenture”) to which Indenture and all supplemental indentures thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, in an initial aggregate principal amount of €650,000,000.

At any time prior to the Par Call Date, the Company may redeem some or all of the Securities of this series, in each case at the Company’s option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Securities of this series to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose that such Securities matured on the Par Call Date) of principal and interest on the Securities of this series to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 30 basis points, plus, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

In addition, at any time on or after the Par Call Date, the Company may redeem some or all of the Securities of this series, in each case at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities of such series to be redeemed, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the Redemption Date.

If the Company has given notice as provided in the Indenture and funds for the redemption of any Securities of this series called for redemption have been made available on the Redemption Date in accordance with the Indenture, such Securities will cease to bear interest on the date fixed for redemption. Thereafter, the only right of the Holders of such Securities will be to receive payment of the redemption price.

The Company will give notice of any optional redemption to and through Euroclear or Clearstream, Luxembourg for communication by them to the holders of interests in this Security, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Date, redemption price, the principal amount of the Securities of this series to be redeemed and the place or places that payment will be made upon surrender of the Securities of this series to be redeemed.

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The Company will notify the Trustee at least 45 days prior to the Redemption Date fixed by the Company (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Securities of this series to be redeemed and their relevant Redemption Date. If less than all of the Securities of this series are to be redeemed at any time, the Securities will be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion).

“Business Day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Clearstream, Luxembourg” means Clearstream Banking S.A.

“Common Depositary” means any Person acting as the common depositary for Euroclear and Clearstream, Luxembourg, which initially shall be Elavon Financial Services DAC.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Bank, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the maturity of the notes, or if the Independent Investment Bank in its discretion determines that such similar bond is not in issue, such other German government bond as the Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an Independent Investment Bank.

“Corporate Trust Office of the Paying Agent” means, initially, the office of Elavon Financial Services DAC, U.K. Branch located at 125 Old Broad Street, London, EC2N 1AR, United Kingdom.

“Definitive Note” means a certificated Note that does not include the Global Notes Legend.

“euro” or “€” means the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank SA/NV.

“Global Notes Legend” means the legend set forth in Exhibits A1 through A3 to this Supplemental Indenture.

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“Independent Investment Bank” means an independent investment bank selected by the Company.

“Notes” means the 2027 Notes and the 31 Notes.

“Par Call Date” means August 18, 2031 (three months prior to the maturity date of the 2031 Notes).

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

The Securities of this series do not provide for a sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein. Sections 13.2 and 13.3 of the Indenture apply to the Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture or Supplemental Indenture and no provision of this Security or of the Indenture or Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

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The Securities of this series are issuable in fully registered form only in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company or the Security Registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 9.6 or 11.7 of the Indenture).

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee will treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payments and for all other purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture and Supplemental Indenture shall have the meanings assigned to them in the Indenture and Supplemental Indenture.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of USB Nominees (UK) Limited, as nominee of the Common Depositary for Euroclear and Clearstream, Luxembourg. This Security is exchangeable for Securities registered in the name of a person other than the nominee of the Common Depositary only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depository or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or a nominee of the Common Depositary to a successor Common Depositary or a nominee of such successor Common Depositary.

*	*	*

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF SECURITIES

This Certificate relates to €___________ principal amount of Securities held in (check applicable space) ___ book-entry or ___ definitive form by ____________________ ____________________________ (the “Transferor”).

The Transferor (check one box below):

[_]	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the global Security held by the Common Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such global Security (or the portion thereof indicated above); or

[_]	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

[INSERT NAME OF TRANSFEROR]

Dated:

By:

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SCHEDULE OF EXCHANGES

The following exchanges, redemptions or purchases of a part of this Book-Entry Security have been made:

Date of Exchange/ Redemption/ Repurchase	Amount of decrease in Principal Amount of this Book-Entry Security	Amount of increase in Principal Amount of this Book-Entry Security	Principal Amount of this Book-Entry Security following such decrease (or increase)	Signature of authorized signatory of Trustee

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint _______________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

By:
Name:
Title:

Sign exactly as your name appears on the other side of this Security.

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